Exhibit 99.1
United Fire Group, Inc. Announces Its 2024 First Quarter Earnings Call
CEDAR RAPIDS, IOWA-April 19, 2024-United Fire Group, Inc. (Nasdaq: UFCS) (the "Company", "UFG", "we", or "our") announced today that its 2024 first quarter earnings results will be released after the market closes on Tuesday, May 7, 2024. An earnings call will be held on Wednesday, May 8, 2024 at 9:00 a.m. central time to allow securities analysts, shareholders and other interested parties the opportunity to hear management discuss the Company's 2024 first quarter results.
Teleconference: Dial-in information for the call is toll-free 1-844-492-3723 (international 1-412-542-4184). Participants should request to join the United Fire Group call. The event will be archived and available for digital replay through May 15, 2024. The replay access information is toll-free 1-877-344-7529 (international 1-412-317-0088); access code no. 2802518.

Webcast: A webcast of the teleconference can be accessed at the Company's investor relations page at https://ir.ufginsurance.com/event/ or https://event.choruscall.com/mediaframe/webcast.html?webcastid=MTeVv1hy. The archived audio webcast will be available until May 15, 2024.

Transcript: A transcript of the teleconference will be available on the Company's website soon after the completion of the teleconference.
About UFG:
Founded in 1946 as United Fire & Casualty Company, UFG, through its insurance company subsidiaries, is engaged in the business of writing property and casualty insurance.
Through our subsidiaries, we are licensed as a property and casualty insurer in 50 states, plus the District of Columbia, and we are represented by approximately 1,000 independent agencies. A.M. Best Company assigns a rating of "A-" (Excellent) for members of the United Fire & Casualty Group.
For more information about UFG visit www.ufginsurance.com.

Contact: Investor Relations at IR@unitedfiregroup.com.